                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C. 20549


                                      FORM 8-K


                                   CURRENT REPORT


       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest event report):  June 21, 2000


                               DEVON ENERGY CORPORATION
               (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                   001-30176             73-1567067
(State or Other Jurisdiction of  (Commission File Number)    (IRS Employer
Incorporation or Organization)                           Identification Number)


            20 NORTH BROADWAY, SUITE 1500, OKLAHOMA CITY, OK      73102
             (Address of Principal Executive Offices)           (Zip Code)


         Registrant's telephone number, including area code:  (405) 235-3611










                                   Page 1 of 24 pages

ITEM 5.     OTHER EVENTS

       On May 25, 2000, Devon Energy Corporation ("Devon") and Santa Fe Snyder Corporation ("Santa Fe Snyder") announced their intention to enter into a merger. In the merger, stockholders of Santa Fe Snyder will receive 0.22 shares of Devon common stock for each share of Santa Fe Snyder common stock. The merger is subject, among other things, to approval by the stockholders of both companies.

       Devon is preparing to file with the Securities and Exchange Commission a Registration Statement on Form S-4 concerning the merger. This registration statement will include a joint proxy statement/prospectus with relevant information concerning the merger. This information will include unaudited pro forma financial information of the combined company.

       In connection with the merger, Devon is hereby including in this Form 8-K the preliminary unaudited pro forma combined financial information that will be included in the Registration Statement on Form S-4 expected to be filed no later than June 23, 2000. The preliminary unaudited pro forma combined financial information included in this Form 8-K is subject to changes that could be made to the information prior to the time the final joint proxy statement/prospectus is mailed to the stockholders of Devon and Santa Fe Snyder.

      SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL AND OTHER INFORMATION

    The following unaudited pro forma combined financial information has been prepared to assist in your analysis of the financial effects of the merger. This pro forma information is based on the historical financial statements of Devon and Santa Fe Snyder.

    The information was prepared based on the following:

    - The merger is expected to be accounted for as a pooling-of-interests of Devon and Santa Fe Snyder. Therefore, the summary unaudited pro forma combined balance sheet has been prepared as if Devon and Santa Fe Snyder were combined on March 31, 2000. The summary unaudited pro forma combined statements of operations have been prepared as if Devon and Santa Fe Snyder were combined as of the beginning of the earliest period presented. If the merger is ultimately accounted for under the purchase method of accounting, historical results for the two companies would not be combined and the impact of the merger would be included in the statements of operations only in periods subsequent to the closing of the merger. Under the purchase method of accounting, the assets acquired and liabilities assumed would be recorded at their estimated fair values rather than at their historical book costs. This increase to fair value generally would result in significantly higher depreciation, depletion and amortization expenses and therefore significantly lower net earnings in future periods.

    - The combined company will utilize the full cost method of accounting for its oil and gas activities.

    - The historical financial results of Santa Fe Snyder, which were prepared using the successful efforts method of accounting, have been restated to the full cost method to conform to Devon's method of accounting.

    - Expected annual cost savings of $30 to $35 million have not been reflected as an adjustment to the historical data. These cost savings are expected to result from the consolidation of the corporate headquarters of Devon and Santa Fe Snyder and the elimination of duplicate staff and expenses. Some of the cost savings will relate to items that, under the full cost method of accounting, are capitalized rather than expensed in the consolidated financial statements. Therefore, not all of the $30 to $35 million of expected savings will result in reductions to expenses as reported in the accompanying unaudited pro forma combined statements of operations.

    There are several unusual items in each company's historical results that should be considered when making period-to-period comparisons. These items include:

    - Devon merged with PennzEnergy Company on August 17, 1999. This merger was accounted for as a purchase. Accordingly, Devon's results for the year 1999 include the results of the PennzEnergy merger for only the last 4 1/2 months of the year.

    - Santa Fe Snyder was formed on May 5, 1999, as a result of the merger of Santa Fe Energy Resources, Inc. and Snyder Oil Corporation. This merger was accounted for as a purchase by Santa Fe Energy Resources, Inc. of Snyder. Accordingly, Santa Fe Snyder's results for the year 1999 include the results of the Snyder merger for only the last eight months of the year.

    - Santa Fe Snyder's results for the year 1999 include $16.8 million of costs related to the Snyder merger.

    - Devon's results for the year 1998 include $13.1 million of costs related to its December 1998 merger with Northstar Energy Corporation. This merger was accounted for as a pooling-of-interests. Accordingly, Northstar's results are included in Devon's results for all periods presented.

    - In 1998 and 1997, Devon reduced the carrying value of its oil and gas properties by $126.9 million and $625.5 million ($88.0 million and $397.9 million after tax), respectively, due to the full cost ceiling limitation. The 1998 reduction related to Devon's domestic properties. The 1997 reduction related to the Canadian properties acquired in the Northstar merger.

    - In 1999, 1998 and 1997, Santa Fe Snyder reduced the carrying value of its oil and gas properties by $476.1 million, $295.6 million and $16.2 million ($309.7 million, $211.2 million and $22.7 million after-tax, which includes the establishment of an $11.0 million and a $9.9 million valuation allowance relating to deferred tax assets in 1998 and 1997), respectively, due to the full cost ceiling limitation.

    - On July 25, 1997, Santa Fe Energy Resources, Inc. spun off its subsidiary Monterey Resources, Inc. At the time of the spin off, Santa Fe Energy Resources, Inc. owned approximately 83% of Monterey. The Santa Fe Snyder results for the year 1997 include the results for Monterey for only the first seven months prior to the spin off.

    The unaudited pro forma information is presented for illustrative purposes only. If the merger had occurred in the past, the combined company's financial position or operating results might have been different from those presented in the unaudited pro forma information. You should not rely on the unaudited pro forma information as an indication of the financial position or operating results that the combined company would have achieved if the merger had occurred in the past. You also should not rely on the unaudited pro forma information as an indication of the future results that the combined company will achieve after the merger.

                                                             COMBINED COMPANY
                                                              PRO FORMA AS OF
                                                              MARCH 31, 2000
                                                           ---------------------
                                                           (IN THOUSANDS, EXCEPT
                                                              PER SHARE DATA)
BALANCE SHEET DATA:
  Investment in common stock of Chevron Corporation......       $  655,606
  Total assets...........................................        6,286,257
  Debentures exchangeable into shares of Chevron
    Corporation common stock.............................          760,313
  Other long-term debt...................................        1,693,004
  Stockholders' equity...................................        2,557,835
  Book value per share...................................            20.20

                                                            COMBINED COMPANY UNAUDITED PRO FORMA
                                                 ----------------------------------------------------------
                                                        THREE
                                                    MONTHS ENDED                    YEAR ENDED
                                                      MARCH 31,                    DECEMBER 31,
                                                 -------------------   ------------------------------------
                                                   2000     1999(1)     1999(1)        1998         1997
                                                 --------   --------   ----------   ----------   ----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
OPERATIONS DATA:
  OPERATING RESULTS
    Oil sales..................................  $267,944   $ 69,313   $  553,834   $  306,924   $  552,525
    Gas sales..................................   233,032     78,351      603,225      328,444      357,559
    NGL sales..................................    37,370      5,629       67,944       24,692       35,820
    Other revenues.............................    12,065      2,573       20,596       24,248       48,255
                                                 --------   --------   ----------   ----------   ----------
      Total revenues...........................   550,411    155,866    1,245,599      684,308      994,159
                                                 --------   --------   ----------   ----------   ----------
    Lease operating expenses...................   109,393     56,720      303,248      229,884      266,197
    Production taxes...........................    18,520      4,869       42,355       22,816       31,027
    Depreciation, depletion and amortization of
      property and equipment...................   165,252     59,758      406,375      243,144      285,308
    Amortization of goodwill...................    10,332         --       16,111           --           --
    General and administrative expenses........    24,850     11,923       80,645       45,454       53,081
    Expenses related to prior mergers..........        --         --       16,800       13,149           --
    Interest expense...........................    40,076     13,164      109,613       43,532       41,488
    Deferred effect of changes in foreign
      currency exchange rate on subsidiary's
      long-term debt...........................     2,408     (3,161)     (13,154)      16,104        5,860
    Distributions on preferred securities of
      subsidiary trust.........................        --      2,429        6,884        9,717        9,717
    Reduction of carrying value of oil and gas
      properties...............................        --         --      476,100      422,500      641,714
                                                 --------   --------   ----------   ----------   ----------
      Total costs and expenses.................   370,831    145,702    1,444,977    1,046,300    1,334,392
                                                 --------   --------   ----------   ----------   ----------
    Earnings (loss) before income tax expense
      (benefit) and minority interest..........   179,580     10,164     (199,378)    (361,992)    (340,233)
    Income tax expense (benefit):
      Current..................................    36,147      2,603       23,056       (3,713)      35,757
      Deferred.................................    38,246        981      (72,490)    (101,094)    (146,299)
                                                 --------   --------   ----------   ----------   ----------
        Total income tax expense...............    74,393      3,584      (49,434)    (104,807)    (110,542)
                                                 --------   --------   ----------   ----------   ----------
    Earnings (loss) before minority interest...   105,187      6,580     (149,944)    (257,185)    (229,691)
    Minority interest in Monterey Resources,
      Inc......................................        --         --           --           --       (4,700)
                                                 --------   --------   ----------   ----------   ----------
    Net earnings (loss)........................   105,187      6,580     (149,944)    (257,185)    (234,391)
    Preferred stock dividends..................     2,434         --        3,651           --       12,000
                                                 --------   --------   ----------   ----------   ----------
    Net earnings (loss) applicable to common
      stockholders.............................  $102,753   $  6,580   $ (153,595)  $ (257,185)  $ (246,391)
                                                 ========   ========   ==========   ==========   ==========
    Net earnings (loss) per share:
      Basic....................................  $   0.81   $   0.09   $    (1.64)  $    (3.62)  $    (3.58)
      Diluted..................................      0.80       0.09        (1.64)       (3.62)       (3.58)
    Cash dividends per share...................      0.03       0.03         0.14         0.10         0.09
    Weighted average common shares
      outstanding--basic.......................   126,336     70,954       93,653       70,948       68,732
  CASH FLOW DATA:
    Net cash provided by operating
      activities...............................  $345,970   $ 92,467   $  532,228   $  334,471   $  530,156
    Net cash used in investing activities......  (432,511)  (144,748)    (768,217)    (607,260)    (545,683)
    Net cash provided (used) by financing
      activities...............................   (25,271)    45,984      377,198      256,518       34,859
  OTHER DATA:
    Modified EBITDA(2)(4)......................   397,648     82,354      802,551      373,005      643,854
    Cash margin(3)(4)..........................   321,425     64,158      662,998      323,469      556,892

--------------------------

(1) The 1999 operating results include the historical results of Devon and Santa Fe Snyder (excluding the $4.2 million extraordinary loss, net of $2.3 million of taxes, resulting from Santa Fe Snyder's early extinguishment of debt). The 1999 operating results do not include the pro forma results of PennzEnergy Company and Snyder Oil Corporation prior to their respective purchase dates of August 17, 1999 and May 5, 1999, respectively. (See Unaudited Pro Forma Combined Statement of Operations for the three months ended March 31, 1999 and the year ended December 31, 1999 included herein).

(2) Modified EBITDA represents earnings before interest (including deferred effect of changes in foreign currency exchange rate on subsidiary's long-term debt, and distributions on preferred securities of subsidiary trust), taxes, depreciation, depletion and amortization and reduction of carrying value of oil and gas properties.

(3) "Cash margin" equals total revenues less cash expenses. Cash expenses are all expenses other than the non-cash expenses of depreciation, depletion and amortization, deferred effect of changes in foreign currency exchange rate on subsidiary's long-term debt, reduction of carrying value of oil and gas properties and deferred income tax expense. Cash margin measures the net cash which is generated by a company's operations during a given period, without regard to the period such cash is actually physically received or spent by the company. This margin ignores the non-operational effect on a company's "net cash provided by operating activities", as measured by generally accepted accounting principles, from a company's activities as an operator of oil and gas wells. Such activities produce net increases or decreases in temporary cash funds held by the operator which have no effect on net earnings of the company.

(4) Modified EBITDA is presented because it is commonly accepted in the oil and gas industry as a financial indicator of a company's ability to service or incur debt. Cash margin is presented because it is commonly accepted in the oil and gas industry as a financial indicator of a company's ability to fund capital expenditures or service debt. Modified EBITDA and cash margin are also presented because investors routinely request such information. Management interprets the trends of modified EBITDA and cash margin in a similar manner as trends in net earnings.

   Modified EBITDA and cash margin should be used as supplements to, and not as substitutes for, net earnings and net cash provided by operating activities determined in accordance with generally accepted accounting principles as measures of Devon's profitability or liquidity. There may be operational or financial demands and requirements that reduce management's discretion over the use of modified EBITDA and cash margin. Modified EBITDA and cash margin may not be comparable to similarly titled measures used by other companies.

                                                          COMBINED COMPANY PRO FORMA
                                             ----------------------------------------------------
                                                    THREE
                                                MONTHS ENDED
                                                  MARCH 31,           YEAR ENDED DECEMBER 31,
                                             -------------------   ------------------------------
                                               2000       1999       1999       1998       1997
                                             --------   --------   --------   --------   --------
PRODUCTION, PRICE AND OTHER DATA:
  Production:
    Oil (MMBbls)...........................    10,915     6,355      31,756     25,628     32,565
    Gas (MMcf).............................   103,767    51,412     304,203    198,051    186,239
    NGL (MBbls)............................     1,934       748       5,111      3,054      2,842
    MBoe...................................    30,144    15,672      87,568     61,691     66,447

  Average prices:
    Oil (per Bbl)..........................  $  24.55   $ 10.91    $  17.44   $  11.98   $  16.97
    Gas (per Mcf)..........................      2.25      1.52        1.98       1.66       1.92
    NGL (per Bbl)..........................     19.32      7.53       13.29       8.09      12.60
    Per Boe................................     17.86      9.78       13.99      10.70      14.24

  Costs per Boe:
    Operating costs........................      4.24      3.93        3.95       4.10       4.47
    Depreciation depletion and amortization
      of oil and gas properties............      5.27      3.64        4.46       3.74       4.16
    General and administrative expenses....      0.82      0.76        0.92       0.74       0.80

                                                             COMBINED COMPANY
                                                              PRO FORMA AS OF
                                                             DECEMBER 31, 1999
                                                             -----------------
PROPERTY DATA:
  Proved reserves:
    Oil (MMBbls)...........................................         496.7
    Gas (Bcf)..............................................       2,949.6
    NGL (MMBbls)...........................................          67.8
    Total (MMBoe)..........................................       1,056.1
    SEC 10% present value (millions).......................      $  5,812
    Standardized measure of discounted future net cash
      flows (millions).....................................      $  4,768

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

    The following unaudited pro forma financial information has been prepared to assist in your analysis of the financial effects of the merger. This pro forma information is based on the historical financial statements of Devon and Santa Fe Snyder.

    The information was prepared based on the following:

    - The merger is expected to be accounted for as a pooling-of-interests of Devon and Santa Fe Snyder. Therefore, the unaudited pro forma combined balance sheet has been prepared as if Devon and Santa Fe Snyder were combined on March 31, 2000. The unaudited pro forma combined statements of operations have been prepared as if Devon and Santa Fe Snyder were combined as of the beginning of the earliest period presented. If the merger is ultimately accounted for under the purchase method of accounting, historical results for the two companies would not be combined and the impact of the merger would be included in the statements of operations only in periods subsequent to the closing of the merger. Under the purchase method of accounting, the assets acquired and liabilities assumed would be recorded at their estimated fair values rather than at their historical book costs. This increase to fair value generally would result in significantly higher depreciation, depletion and amortization expenses and therefore significantly lower net earnings in future periods.

    - The combined company will utilize the full cost method of accounting for its oil and gas activities.

    - The historical financial results of Santa Fe Snyder, which were prepared using the successful efforts method of accounting, have been restated to the full cost method to conform to Devon's method of accounting.

    - Expected annual cost savings of $30 to $35 million have not been reflected as an adjustment to the historical data. These cost savings are expected to result from the consolidation of the corporate headquarters of Devon and Santa Fe Snyder and the elimination of duplicate staff and expenses. Some of the cost savings will relate to items that, under the full cost method of accounting, are capitalized rather than expensed in the consolidated financial statements. Therefore, not all of the $30 to $35 million of expected savings will result in reductions to expenses as reported in the accompanying unaudited pro forma combined statements of operations.

    There are several unusual items in each company's historical results that should be considered when making period-to-period comparisons. These items include:

    - Devon merged with PennzEnergy Company on August 17, 1999. This merger was accounted for as a purchase. Accordingly, Devon's results for the year 1999 include the results of the PennzEnergy merger for only the last 4 1/2 months of the year.

    - Santa Fe Snyder was formed on May 5, 1999, as a result of the merger of Santa Fe Energy Resources, Inc. and Snyder Oil Corporation. This merger was accounted for as a purchase by Santa Fe Energy Resources, Inc. of Snyder. Accordingly, Santa Fe Snyder's results for the year 1999 include the results of the Snyder merger for only the last eight months of the year.

    - Santa Fe Snyder's results for the year 1999 include $16.8 million of costs related to the Snyder merger.

    - Devon's results for the year 1998 include $13.1 million of costs related to its December 1998 merger with Northstar Energy Corporation. This merger was accounted for as a pooling-of-interests. Accordingly, Northstar's results are included in Devon's results for all periods presented.

    - In 1998 and 1997, Devon reduced the carrying value of its oil and gas properties by $126.9 million and $625.5 million ($88.0 million and $397.9 million after-tax), respectively, due to the full cost ceiling limitation. The 1998 reduction related to Devon's domestic properties. The 1997 reduction related to the Canadian properties acquired in the Northstar merger.

    - In 1999, 1998 and 1997, Santa Fe Snyder reduced the carrying value of its oil and gas properties by $476.1 million, $295.6 million and $16.2 million ($309.7 million, $211.2 million and $22.7 million after-tax, which includes the establishment of an $11.0 million and $9.9 million valuation allowance relating to deferred tax assets in 1998 and 1997), respectively, due to the full cost ceiling limitation.

    - On July 25, 1997, Santa Fe Energy Resources, Inc. spun off its subsidiary Monterey Resources, Inc. At the time of the spin off, Santa Fe Energy Resources, Inc. owned approximately 83% of Monterey. The Santa Fe Snyder results for the year 1997 include the results for Monterey for only the first seven months prior to the spin off.

    The unaudited pro forma information is presented for illustrative purposes only. If the merger had occurred in the past, the combined company's financial position or operating results might have been different from those presented in the unaudited pro forma information. You should not rely on the unaudited pro forma information as an indication of the financial position or operating results that the combined company would have achieved if the merger had occurred in the past. You also should not rely on the unaudited pro forma information as an indication of the future results that the combined company will achieve after the merger.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                 MARCH 31, 2000

                                 (IN THOUSANDS)

                                                              SANTA FE
                                                               SNYDER
                                                             HISTORICAL                  COMBINED
                                                              RESTATED     PRO FORMA     COMPANY
                                                  DEVON       (NOTE 4)    ADJUSTMENTS   PRO FORMA
                                                ----------   ----------   -----------   ----------
ASSETS:
  Current assets..............................  $  313,563   $  203,800                 $  517,363
  Oil and gas properties, net.................   3,110,031    1,480,900                  4,590,931
  Other properties, net.......................      51,913       16,700                     68,613
  Investment in common stock of Chevron
    Corporation...............................     655,606           --                    655,606
  Goodwill, net...............................     314,955           --                    314,955
  Other assets................................     115,089       23,700                    138,789
                                                ----------   ----------    ---------    ----------
    Total assets..............................  $4,561,157   $1,725,100    $      --    $6,286,257
                                                ==========   ==========    =========    ==========

LIABILITIES:
  Current liabilities.........................  $  245,141   $  214,000                 $  459,141
  Debentures exchangeable into shares of
    Chevron Corporation common stock..........     760,313           --                    760,313
  Other long-term debt........................     842,004      794,000    $  57,000 (a)  1,693,004
  Deferred revenue............................          --      158,200                    158,200
  Other long-term liabilities.................     173,680       75,400                    249,080
  Deferred income taxes.......................     424,184          500      (16,000)(a)    408,684

STOCKHOLDERS' EQUITY:
  Preferred stock.............................       1,500           --                      1,500
  Common stock................................       8,652        1,800        2,208 (b)     12,660
  Additional paid-in capital..................   2,257,795    1,247,300       (2,208)(b)  3,486,287
                                                                             (16,600)(c)
  Accumulated deficit.........................    (110,362)    (750,100)     (41,000)(a)   (901,462)
  Accumulated other comprehensive earnings
    (loss)....................................     (41,750)       1,700           --       (40,050)
  Treasury stock..............................          --      (16,600)      16,600 (c)         --
  Unamortized restricted stock awards.........          --       (1,100)          --        (1,100)
                                                ----------   ----------    ---------    ----------
    Total stockholders' equity................   2,115,835      483,000      (41,000)    2,557,835
                                                ----------   ----------    ---------    ----------
    Total liabilities and stockholders'
      equity..................................  $4,561,157   $1,725,100    $      --    $6,286,257
                                                ==========   ==========    =========    ==========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 2000

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         SANTA FE
                                                                          SNYDER
                                                                        HISTORICAL    COMBINED
                                                                         RESTATED      COMPANY
                                                             DEVON       (NOTE 4)     PRO FORMA
                                                            --------   ------------   ---------
REVENUES:
  Oil sales...............................................  $145,544     $122,400     $267,944
  Gas sales...............................................   155,532       77,500      233,032
  NGL sales...............................................    35,270        2,100       37,370
  Other...................................................    11,365          700       12,065
                                                            --------     --------     --------
    Total revenues........................................   347,711      202,700      550,411
                                                            --------     --------     --------
COSTS AND EXPENSES:
  Lease operating expenses................................    65,893       43,500      109,393
  Production taxes........................................    10,420        8,100       18,520
  Depreciation, depletion and amortization of property and
    equipment.............................................   108,552       56,700      165,252
  Amortization of goodwill................................    10,332           --       10,332
  General and administrative expenses.....................    16,650        8,200       24,850
  Interest expense........................................    25,276       14,800       40,076
  Deferred effect of changes in foreign currency exchange
    rate on subsidiary's long-term debt...................     2,408           --        2,408
                                                            --------     --------     --------
    Total costs and expenses..............................   239,531      131,300      370,831
                                                            --------     --------     --------

Earnings (loss) before income tax expense (benefit).......   108,180       71,400      179,580

INCOME TAX EXPENSE (BENEFIT):
  Current.................................................    29,847        6,300       36,147
  Deferred................................................    17,246       21,000       38,246
                                                            --------     --------     --------
    Total income tax expense (benefit)....................    47,093       27,300       74,393
                                                            --------     --------     --------

Net earnings (loss).......................................    61,087       44,100      105,187
Preferred stock dividends.................................     2,434           --        2,434
                                                            --------     --------     --------
Net earnings (loss) applicable to common shareholders.....  $ 58,653     $ 44,100     $102,753
                                                            ========     ========     ========

Net earnings (loss) per average common share outstanding:
  Basic...................................................  $   0.68     $   0.24     $   0.81
                                                            ========     ========     ========
  Diluted.................................................  $   0.67     $   0.24     $   0.80
                                                            ========     ========     ========

Weighted average common shares outstanding--basic.........    86,208      182,400      126,336
                                                            ========     ========     ========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                       THREE MONTHS ENDED MARCH 31, 1999

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 (NOTE 5)
                                                  SANTA FE                -----------------------
                                                   SNYDER                 ADJUSTMENTS FOR MERGERS    COMBINED
                                                 HISTORICAL   COMBINED    -----------------------     COMPANY
                                                  RESTATED     COMPANY    PENNZENERGY    SNYDER      PRO FORMA
                                       DEVON      (NOTE 4)    PRO FORMA     MERGER       MERGER     AS ADJUSTED
                                      --------   ----------   ---------   -----------   ---------   -----------
REVENUES:
  Oil sales.........................  $27,913      $41,400    $ 69,313     $ 37,001     $  25,000    $ 131,314
  Gas sales.........................   53,551       24,800      78,351       69,428         5,000      152,779
  NGL sales.........................    3,929        1,700       5,629        8,884            --       14,513
  Other.............................    1,873          700       2,573        7,517           600       10,690
                                      -------      -------    --------     --------     ---------    ---------
    Total revenues..................   87,266       68,600     155,866      122,830        30,600      309,296
                                      -------      -------    --------     --------     ---------    ---------
COSTS AND EXPENSES:
  Lease operating expenses..........   27,420       29,300      56,720       38,916         7,500      103,136
  Production taxes..................    2,969        1,900       4,869        2,968         1,500        9,337
  Depreciation, depletion and
    amortization of property and
    equipment.......................   33,558       26,200      59,758       84,485        24,900      169,143
  Amortization of goodwill..........       --           --          --       11,767            --       11,767
  General and administrative
    expenses........................    6,223        5,700      11,923       22,068         4,500       38,491
  Expenses related to prior
    merger..........................       --           --          --           --        16,800       16,800
  Interest expense..................    6,664        6,500      13,164       20,337         4,200       37,701
  Deferred effect of changes in
    foreign currency exchange rate
    on subsidiary's long-term
    debt............................   (3,161)          --      (3,161)          --            --       (3,161)
  Distributions on preferred
    securities of subsidiary
    trust...........................    2,429           --       2,429           --            --        2,429
  Reduction of carrying value of oil
    and gas properties..............       --           --          --           --       240,500      240,500
                                      -------      -------    --------     --------     ---------    ---------
    Total costs and expenses........   76,102       69,600     145,702      180,541       299,900      626,143
                                      -------      -------    --------     --------     ---------    ---------

Earnings (loss) before income tax
  expense (benefit).................   11,164       (1,000)     10,164      (57,711)     (269,300)    (316,847)

INCOME TAX EXPENSE (BENEFIT):
  Current...........................    1,903          700       2,603      (11,957)         (100)      (9,454)
  Deferred..........................    3,281       (2,300)        981      (16,128)      (94,200)    (109,347)
                                      -------      -------    --------     --------     ---------    ---------
    Total income tax expense
      (benefit).....................    5,184       (1,600)      3,584      (28,085)      (94,300)    (118,801)
                                      -------      -------    --------     --------     ---------    ---------

Net earnings (loss).................  $ 5,980      $   600    $  6,580      (29,626)     (175,000)    (198,046)
Preferred stock dividends...........       --           --          --        2,434            --        2,434
                                      -------      -------    --------     --------     ---------    ---------
Net earnings (loss) applicable to
  common shareholders...............  $ 5,980      $   600    $  6,580     $(32,060)    $(175,000)   $(200,480)
                                      =======      =======    ========     ========     =========    =========

Net earnings (loss) per average
  common share outstanding:
  Basic.............................  $  0.12      $  0.01    $   0.09                               $   (1.70)
                                      =======      =======    ========                               =========
  Diluted...........................  $  0.12      $  0.01    $   0.09                               $   (1.70)
                                      =======      =======    ========                               =========

Weighted average common shares
  outstanding--basic................   48,470      102,200      70,954       47,888        68,800      117,852
                                      =======      =======    ========     ========     =========    =========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1999

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 (NOTE 5)
                                                SANTA FE                 ------------------------
                                                 SNYDER                  ADJUSTMENTS FOR MERGERS     COMBINED
                                               HISTORICAL    COMBINED    ------------------------     COMPANY
                                                RESTATED     COMPANY     PENNZENERGY     SNYDER      PRO FORMA
                                     DEVON      (NOTE 4)    PRO FORMA       MERGER       MERGER     AS ADJUSTED
                                    --------   ----------   ----------   ------------   ---------   -----------
REVENUES:
  Oil sales.......................  $273,234   $ 280,600    $  553,834     $116,743     $ 31,900    $  702,477
  Gas sales.......................   385,925     217,300       603,225      196,012        7,100       806,337
  NGL sales.......................    56,344      11,600        67,944       25,885           --        93,829
  Other...........................    18,996       1,600        20,596       66,157          700        87,453
                                    --------   ---------    ----------     --------     --------    ----------
    Total revenues................   734,499     511,100     1,245,599      404,797       39,700     1,690,096
                                    --------   ---------    ----------     --------     --------    ----------
COSTS AND EXPENSES:
  Lease operating expenses........   166,848     136,400       303,248       96,107       10,200       409,555
  Production taxes................    23,055      19,300        42,355        8,951        2,200        53,506
  Depreciation, depletion and
    amortization of property and
    equipment.....................   254,275     152,100       406,375      215,990       43,500       665,865
  Amortization of goodwill........    16,111          --        16,111       30,210           --        46,321
  General and administrative
    expenses......................    53,845      26,800        80,645       55,483       10,900       147,028
  Expenses related to prior
    mergers.......................        --      16,800        16,800           --           --        16,800
  Interest expense................    66,913      42,700       109,613       43,500        5,700       158,813
  Deferred effect of changes in
    foreign currency exchange rate
    on subsidiary's long-term
    debt..........................   (13,154)         --       (13,154)          --           --       (13,154)
  Distributions on preferred
    securities of subsidiary
    trust.........................     6,884          --         6,884           --           --         6,884
  Reduction of carrying value of
    oil and gas properties........        --     476,100       476,100           --           --       476,100
                                    --------   ---------    ----------     --------     --------    ----------
    Total costs and expenses......   574,777     870,200     1,444,977      450,241       72,500     1,967,718
                                    --------   ---------    ----------     --------     --------    ----------
Earnings (loss) before income tax
  expense (benefit)...............   159,722    (359,100)     (199,378)     (45,444)     (32,800)     (277,622)
INCOME TAX EXPENSE (BENEFIT):
  Current.........................    24,656      (1,600)       23,056            5          200        23,261
  Deferred........................    40,510    (113,000)      (72,490)      (8,983)     (11,700)      (93,173)
                                    --------   ---------    ----------     --------     --------    ----------
    Total income tax expense
      (benefit)...................    65,166    (114,600)      (49,434)      (8,978)     (11,500)      (69,912)
                                    --------   ---------    ----------     --------     --------    ----------
Earnings (loss) before
  extraordinary item..............    94,556    (244,500)     (149,944)     (36,466)     (21,300)     (207,710)
Preferred stock dividends.........     3,651          --         3,651        6,085           --         9,736
                                    --------   ---------    ----------     --------     --------    ----------
Earnings (loss) before
  extraordinary item applicable to
  common shareholders (Note 6)....  $ 90,905   $(244,500)   $ (153,595)    $(42,551)    $(21,300)   $ (217,446)
                                    ========   =========    ==========     ========     ========    ==========
Earnings (loss) before
  extraordinary item per average
  common share outstanding:
  Basic...........................  $   1.51   $   (1.60)   $    (1.64)                             $    (1.81)
                                    ========   =========    ==========                              ==========
  Diluted.........................  $   1.46   $   (1.60)   $    (1.64)                             $    (1.81)
                                    ========   =========    ==========                              ==========
Weighted average common shares
  outstanding--basic..............    60,015     152,900        93,653       30,029       23,400       119,988
                                    ========   =========    ==========     ========     ========    ==========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                        SANTA FE
                                                                         SNYDER
                                                                       HISTORICAL    COMBINED
                                                                        RESTATED      COMPANY
                                                             DEVON      (NOTE 4)     PRO FORMA
                                                            --------   ----------   -----------
REVENUES:
  Oil sales...............................................  $143,624   $ 163,300    $  306,924
  Gas sales...............................................   209,344     119,100       328,444
  NGL sales...............................................    16,692       8,000        24,692
  Other...................................................    17,848       6,400        24,248
                                                            --------   ---------    ----------
    Total revenues........................................   387,508     296,800       684,308
                                                            --------   ---------    ----------
COSTS AND EXPENSES:
  Lease operating expenses................................   113,484     116,400       229,884
  Production taxes........................................    13,916       8,900        22,816
  Depreciation, depletion and amortization of property and
    equipment.............................................   123,844     119,300       243,144
  General and administrative expenses.....................    23,554      21,900        45,454
  Expenses related to prior merger........................    13,149          --        13,149
  Interest expense........................................    22,632      20,900        43,532
  Deferred effect of changes in foreign currency exchange
    rate on subsidiary's long-term debt...................    16,104          --        16,104
  Distributions on preferred securities of subsidiary
    trust.................................................     9,717          --         9,717
  Reduction of carrying value of oil and gas properties...   126,900     295,600       422,500
                                                            --------   ---------    ----------
    Total costs and expenses..............................   463,300     583,000     1,046,300
                                                            --------   ---------    ----------

Earnings (loss) before income tax expense (benefit).......   (75,792)   (286,200)     (361,992)

INCOME TAX EXPENSE (BENEFIT):
  Current.................................................     7,687     (11,400)       (3,713)
  Deferred................................................   (23,194)    (77,900)     (101,094)
                                                            --------   ---------    ----------
    Total income tax expense (benefit)....................   (15,507)    (89,300)     (104,807)
                                                            --------   ---------    ----------
Net earnings (loss) applicable to common shareholders.....  $(60,285)  $(196,900)   $ (257,185)
                                                            ========   =========    ==========
Net earnings (loss) per average common share outstanding:
  Basic...................................................  $  (1.25)  $   (1.92)   $    (3.62)
                                                            ========   =========    ==========
  Diluted.................................................  $  (1.25)  $   (1.92)   $    (3.62)
                                                            ========   =========    ==========

Weighted average common shares outstanding--basic.........    48,376     102,600        70,948
                                                            ========   =========    ==========

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           SANTA FE
                                                                            SNYDER
                                                                          HISTORICAL   COMBINED
                                                                           RESTATED     COMPANY
                                                                DEVON      (NOTE 4)    PRO FORMA
                                                              ---------   ----------   ---------
REVENUES:
  Oil sales.................................................  $ 207,725    $344,800    $ 552,525
  Gas sales.................................................    219,459     138,100      357,559
  NGL sales.................................................     24,920      10,900       35,820
  Other.....................................................     47,555         700       48,255
                                                              ---------    --------    ---------
    Total revenues..........................................    499,659     494,500      994,159
                                                              ---------    --------    ---------
COSTS AND EXPENSES:
  Lease operating expenses..................................    100,897     165,300      266,197
  Production taxes..........................................     19,227      11,800       31,027
  Depreciation, depletion and amortization of property and
    equipment...............................................    169,108     116,200      285,308
  General and administrative expenses.......................     24,381      28,700       53,081
  Interest expense..........................................     18,788      22,700       41,488
  Deferred effect of changes in foreign currency exchange
    rate on subsidiary's long-term debt.....................      5,860          --        5,860
  Distributions on preferred securities of subsidiary
    trust...................................................      9,717          --        9,717
  Reduction of carrying value of oil and gas properties.....    625,514      16,200      641,714
                                                              ---------    --------    ---------
    Total costs and expenses................................    973,492     360,900    1,334,392
                                                              ---------    --------    ---------

Earnings (loss) before income tax expense (benefit) and
  minority interest.........................................   (473,833)    133,600     (340,233)

INCOME TAX EXPENSE (BENEFIT):
  Current...................................................     26,857       8,900       35,757
  Deferred..................................................   (200,699)     54,400     (146,299)
                                                              ---------    --------    ---------
    Total income tax expense (benefit)......................   (173,842)     63,300     (110,542)
                                                              ---------    --------    ---------
Earnings (loss) before minority interest....................   (299,991)     70,300     (229,691)
Minority interest in Monterey Resources, Inc................         --      (4,700)      (4,700)
                                                              ---------    --------    ---------
Net earnings (loss).........................................   (299,991)     65,600     (234,391)
Preferred stock dividends...................................         --      12,000       12,000
                                                              ---------    --------    ---------
Net earnings (loss) applicable to common shareholders.......  $(299,991)   $ 53,600    $(246,391)
                                                              =========    ========    =========
Net earnings (loss) per average common share outstanding:
  Basic.....................................................  $   (6.38)   $   0.54    $   (3.58)
                                                              =========    ========    =========
  Diluted...................................................  $   (6.38)   $   0.53    $   (3.58)
                                                              =========    ========    =========

Weighted average common shares outstanding--basic...........     47,040      98,600       68,732
                                                              =========    ========    =========

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

         MARCH 31, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997

1.  METHOD OF ACCOUNTING FOR THE MERGER

    Devon expects to account for the merger using the pooling-of-interests method of accounting for business combinations. Accordingly, Devon's and Santa Fe Snyder's historical balance sheets and statements of operations will be combined as if the two companies had always been combined. Santa Fe Snyder's historical financial data will be restated to conform to Devon's accounting policies. The estimated effect of this restatement of Santa Fe Snyder's historical results is included in note 4.

    In the merger, Devon will issue 0.22 shares of Devon common stock for each outstanding share of Santa Fe Snyder common stock. This will result in Devon issuing approximately 40.1 million shares of its common stock to Santa Fe Snyder stockholders.

2.  PRO FORMA ADJUSTMENTS

    The accompanying unaudited pro forma combined balance sheet includes the following adjustments:

    (a) To record the payment of $57.0 million ($41.0 million net of tax) of estimated business combination costs. These costs include investment banking expenses, severance, legal and accounting fees, printing expenses and other costs directly related to the merger. These one-time merger costs are not reflected in the unaudited pro forma combined statements of operations since they are non-recurring in nature. The combined company will expense these costs in the quarter in which the merger is consummated.

    (b) To record the issuance of 40.1 million shares, par value $0.10 per share, of Devon common stock in exchange for all 182.2 million shares of Santa Fe Snyder common stock, par value $0.01 per share, outstanding on March 31, 2000. This is based on the exchange ratio of 0.22 shares of Devon common stock for each share of Santa Fe Snyder common stock.

    (c) To retire all 2.3 million shares of Santa Fe Snyder treasury stock outstanding on March 31, 2000.

    The unaudited pro forma combined statements of operations include no adjustments to the historical statements of Devon or the restated historical statements of Santa Fe Snyder. The adjustments necessary to restate Santa Fe Snyder's historical statements to conform to Devon's accounting policies are explained in note 4.

3.  COMMON SHARES OUTSTANDING

    Net earnings (loss) per average common share outstanding have been calculated based upon the pro forma weighted average number of shares outstanding for each period presented. To compute the combined company pro forma basic and diluted net earnings (loss) per share, Devon's historical weighted average number of basic and diluted shares outstanding were increased in each period by the historical weighted average number of Santa Fe Snyder basic and diluted common shares outstanding, multiplied by the exchange ratio of 0.22.

4.  SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES

    Devon and Santa Fe Snyder have certain different accounting policies upon which their respective historical results are based. The primary difference is that Devon follows the full cost method of accounting for its oil and gas activities, while Santa Fe Snyder follows the successful efforts method of

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   MARCH 31, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4. SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES (CONTINUED) accounting. To present the accompanying unaudited pro forma combined financial statements, Santa Fe Snyder's historical results have been restated to conform its accounting policies to those which Devon follows. The following tables present Santa Fe Snyder's balances as presented in its historical financial statements, and the restated balances which are included in the accompanying unaudited pro forma combined financial statements. The tables also include a separate column for various reclassifications to conform Santa Fe Snyder's presentation of certain revenues and expenses to Devon's presentation.

                UNAUDITED RESTATED SANTA FE SNYDER BALANCE SHEET
                                 MARCH 31, 2000
                                 (IN THOUSANDS)

                                                                                        SANTA FE
                                                          SANTA FE                       SNYDER
                                                           SNYDER     RESTATEMENT      HISTORICAL
                                                         HISTORICAL   ADJUSTMENTS       RESTATED
                                                         ----------   -----------      ----------
ASSETS:
  Current assets.......................................  $  203,800                    $  203,800
  Oil and gas properties, net..........................   1,828,900    $(348,000)(a)    1,480,900
  Other properties, net................................      40,900      (24,200)(a)       16,700
  Other assets, net....................................      32,000       (8,300)(b)       23,700
                                                         ----------    ---------       ----------
    Total assets.......................................  $2,105,600    $(380,500)      $1,725,100
                                                         ==========    =========       ==========

LIABILITIES:
  Current liabilities..................................  $  214,000                    $  214,000
  Deferred revenue.....................................     166,500       (8,300)(b)      158,200
  Other liabilities....................................      75,400                        75,400
  Long-term debt.......................................     794,000                       794,000
  Deferred income taxes................................      90,500      (90,000)(a)          500

STOCKHOLDERS' EQUITY:
  Common stock.........................................       1,800                         1,800
  Additional paid-in capital...........................   1,247,300                     1,247,300
  Accumulated deficit..................................    (467,900)    (282,200)(a)     (750,100)
  Accumulated other comprehensive earnings (loss)......       1,700                         1,700
  Treasury stock.......................................     (16,600)                      (16,600)
  Unamortized restricted stock awards..................      (1,100)                       (1,100)
                                                         ----------    ---------       ----------
    Total stockholders' equity.........................     765,200     (282,200)         483,000
                                                         ----------    ---------       ----------
    Total liabilities and stockholders' equity.........  $2,105,600    $(380,500)      $1,725,100
                                                         ==========    =========       ==========

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   MARCH 31, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4.  SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES (CONTINUED)
           UNAUDITED RESTATED SANTA FE SNYDER STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 2000
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                SANTA FE
                                                 SANTA FE                                        SNYDER
                                                  SNYDER     RESTATEMENT                       HISTORICAL
                                                HISTORICAL   ADJUSTMENTS   RECLASSIFICATIONS    RESTATED
                                                ----------   -----------   -----------------   ----------
REVENUES:
  Oil sales...................................   $122,400                                       $122,400
  Gas sales...................................     77,500                                         77,500
  NGL sales...................................      2,100                                          2,100
  Other.......................................         --                      $    700              700
                                                 --------     --------         --------         --------
    Total revenues............................    202,000           --              700          202,700
                                                 --------     --------         --------         --------
COSTS AND EXPENSES:
  Lease operating expenses....................     41,900                         1,600           43,500
  Production and other taxes..................     11,400                        (3,300)           8,100
  Exploration.................................     10,100     $(10,100)(c)                            --
  Depreciation, depletion and amortization of
    property and equipment....................     68,900      (12,200)(e)                        56,700
  General and administrative expenses.........      7,100         (600)(c)        1,700            8,200
  Interest expense............................         --                        14,800           14,800
  Loss (gain) on disposition of assets........       (200)         200 (d)                            --
                                                 --------     --------         --------         --------
    Total costs and expenses..................    139,200      (22,700)          14,800          131,300
                                                 --------     --------         --------         --------
Income (loss) from operations.................     62,800       22,700          (14,100)          71,400
Interest income...............................        700                          (700)              --
Interest expense..............................    (15,000)                       15,000               --
Interest capitalized..........................      1,500       (1,300)(c)         (200)              --
                                                 --------     --------         --------         --------
Income (loss) before income taxes.............     50,000       21,400               --           71,400
INCOME TAX EXPENSE (BENEFIT):
  Current.....................................      6,300                                          6,300
  Deferred....................................     13,000        8,000 (g)                        21,000
                                                 --------     --------         --------         --------
    Total income tax expense (benefit)........     19,300        8,000               --           27,300
                                                 --------     --------         --------         --------
Net earnings (loss) applicable to common
  shareholders................................   $ 30,700     $ 13,400         $     --         $ 44,100
                                                 ========     ========         ========         ========
Net earnings (loss) per average common share
  outstanding:
  Basic.......................................   $   0.17                                       $   0.24
                                                 ========                                       ========
  Diluted.....................................   $   0.17                                       $   0.24
                                                 ========                                       ========
Weighted average common shares outstanding--
  basic.......................................    182,400                                        182,400
                                                 ========                                       ========

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   MARCH 31, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4.  SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES (CONTINUED)
           UNAUDITED RESTATED SANTA FE SNYDER STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                 SANTA FE
                                                  SANTA FE                                        SNYDER
                                                   SNYDER     RESTATEMENT                       HISTORICAL
                                                 HISTORICAL   ADJUSTMENTS   RECLASSIFICATIONS    RESTATED
                                                 ----------   -----------   -----------------   ----------
REVENUES:
  Oil sales....................................   $ 41,400                                        $41,400
  Gas sales....................................     24,800                                         24,800
  NGL sales....................................      1,700                                          1,700
  Other........................................        300                       $   400              700
                                                  --------     --------          -------          -------
    Total revenues.............................     68,200           --              400           68,600
                                                  --------     --------          -------          -------
COSTS AND EXPENSES:
  Lease operating expenses.....................     28,300                         1,000           29,300
  Production and other taxes...................      3,500                        (1,600)           1,900
  Exploration..................................     11,200     $(11,200)(c)                            --
  Depreciation, depletion and amortization of
    property and equipment.....................     31,900       (5,700)(e)                        26,200
  General and administrative expenses..........      5,400         (300)(c)          600            5,700
  Interest expense.............................         --                         6,500            6,500
  Loss (gain) on disposition of assets.........        100         (100)(d)                            --
                                                  --------     --------          -------          -------
    Total costs and expenses...................     80,400      (17,300)           6,500           69,600
                                                  --------     --------          -------          -------
Income (loss) from operations..................    (12,200)      17,300           (6,100)          (1,000)
Interest income................................        400                          (400)              --
Interest expense...............................     (6,800)                        6,800               --
Interest capitalized...........................      1,300       (1,000)(c)         (300)              --
                                                  --------     --------          -------          -------
Income (loss) before income taxes..............    (17,300)      16,300               --           (1,000)
INCOME TAX EXPENSE (BENEFIT):
  Current......................................        700                                            700
  Deferred.....................................     (5,900)       3,600 (g)                        (2,300)
                                                  --------     --------          -------          -------
    Total income tax expense (benefit).........     (5,200)       3,600               --           (1,600)
                                                  --------     --------          -------          -------
Net earnings (loss) applicable to common
  shareholders.................................   $(12,100)    $ 12,700          $    --          $   600
                                                  ========     ========          =======          =======
Net earnings (loss) per average common share
  outstanding:
  Basic........................................   $  (0.12)                                       $  0.01
                                                  ========                                        =======
  Diluted......................................   $  (0.12)                                       $  0.01
                                                  ========                                        =======
Weighted average common shares outstanding--
  basic........................................    102,200                                        102,200
                                                  ========                                        =======

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   MARCH 31, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4.  SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES (CONTINUED)

           UNAUDITED RESTATED SANTA FE SNYDER STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                          SANTA FE
                                                      SANTA FE                                             SNYDER
                                                       SNYDER     RESTATEMENT                            HISTORICAL
                                                     HISTORICAL   ADJUSTMENTS      RECLASSIFICATIONS      RESTATED
                                                     ----------   -----------    ---------------------   ----------
REVENUES:
  Oil sales........................................  $ 280,600                                           $ 280,600
  Gas sales........................................    217,300                                             217,300
  NGL sales........................................     11,600                                              11,600
  Other............................................        800     $    (300)(c)     $      1,100            1,600
                                                     ---------     ---------         ------------        ---------
    Total revenues.................................    510,300          (300)               1,100          511,100
                                                     ---------     ---------         ------------        ---------
COSTS AND EXPENSES:
  Lease operating expenses.........................    132,100                              4,300          136,400
  Production and other taxes.......................     26,600                             (7,300)          19,300
  Exploration......................................     54,200       (54,200)(c)                                --
  Depreciation, depletion and amortization of
    property and equipment.........................    185,800       (33,700)(e)                           152,100
  Impairment of oil and gas properties.............    196,400      (196,400)(f)                                --
  General and administrative expenses..............     26,200        (2,400)(c)            3,000           26,800
  Expenses related to prior merger.................     16,800                                              16,800
  Interest expense.................................         --                             42,700           42,700
  Reduction of carrying value of oil and gas
    properties.....................................         --       476,100 (f)                           476,100
  Loss (gain) on disposition of assets.............      1,000        (1,000)(d)                                --
                                                     ---------     ---------         ------------        ---------
    Total costs and expenses.......................    639,100       188,400               42,700          870,200
                                                     ---------     ---------         ------------        ---------
Income (loss) from operations......................   (128,800)     (188,700)             (41,600)        (359,100)
Interest income....................................      1,100                             (1,100)              --
Interest expense...................................    (43,600)                            43,600               --
Interest capitalized...............................      6,000        (5,100)(c)             (900)              --
                                                     ---------     ---------         ------------        ---------
Income (loss) before income tax expense (benefit)
  and extraordinary item...........................   (165,300)     (193,800)                  --         (359,100)
INCOME TAX EXPENSE (BENEFIT):
  Current..........................................     (1,600)                                             (1,600)
  Deferred.........................................    (43,000)      (70,000)(g)                          (113,000)
                                                     ---------     ---------         ------------        ---------
    Total income tax expense (benefit).............    (44,600)      (70,000)                  --         (114,600)
                                                     ---------     ---------         ------------        ---------
Income (loss) before extraordinary item............   (120,700)     (123,800)                  --         (244,500)
  Extraordinary item--debt extinguishment costs....     (4,200)                                             (4,200)
                                                     ---------     ---------         ------------        ---------
Net earnings (loss) applicable to common
  shareholders.....................................  $(124,900)    $(123,800)        $         --        $(248,700)
                                                     =========     =========         ============        =========
Net earnings (loss) per average common share
  outstanding:
  Basic and diluted:
    Before extraordinary item......................  $   (0.79)                                          $   (1.60)
    Extraordinary item.............................      (0.03)                                              (0.03)
                                                     ---------                                           ---------
  Per common share.................................  $   (0.82)                                          $   (1.63)
                                                     =========                                           =========
  Weighted average common shares
    outstanding--basic.............................    152,900                                             152,900
                                                     =========                                           =========

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   MARCH 31, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4.  SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES (CONTINUED)
           UNAUDITED RESTATED SANTA FE SNYDER STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                    SANTA FE
                                                SANTA FE                                             SNYDER
                                                 SNYDER     RESTATEMENT                            HISTORICAL
                                               HISTORICAL   ADJUSTMENTS      RECLASSIFICATIONS      RESTATED
                                               ----------   -----------    ---------------------   ----------
REVENUES:
  Oil sales..................................   $163,300                                           $ 163,300
  Gas sales..................................    119,100                                             119,100
  NGL sales..................................      8,000                                               8,000
  Other......................................        300     $    (100)(c)     $      6,200            6,400
                                                --------     ---------         ------------        ---------
    Total revenues...........................    290,700          (100)               6,200          296,800
                                                --------     ---------         ------------        ---------
COSTS AND EXPENSES:
  Lease operating expenses...................    112,500                              3,900          116,400
  Production and other taxes.................     16,300                             (7,400)           8,900
  Exploration................................     71,100       (71,100)(c)                                --
  Depreciation, depletion and amortization of
    property and equipment...................    136,100       (16,800)(e)                           119,300
  Impairment of oil and gas properties.......     87,800       (87,800)(f)                                --
  General and administrative expenses........     19,700        (1,300)(c)            3,500           21,900
  Interest expense...........................         --            --               20,900           20,900
  Reduction of carrying value of oil and gas
    properties...............................         --       295,600 (f)                           295,600
  Loss (gain) on disposition of assets.......      1,500        (1,500)(d)                                --
                                                --------     ---------         ------------        ---------
    Total costs and expenses.................    445,000       117,100               20,900          583,000
                                                --------     ---------         ------------        ---------
Income (loss) from operations................   (154,300)     (117,200)             (14,700)        (286,200)
Interest income..............................      6,200                             (6,200)              --
Interest expense.............................    (22,000)                            22,000               --
Interest capitalized.........................      7,200        (6,100)(c)           (1,100)              --
                                                --------     ---------         ------------        ---------
Income (loss) before income taxes............   (162,900)     (123,300)                  --         (286,200)
INCOME TAX EXPENSE (BENEFIT):
  Current....................................    (11,400)                                            (11,400)
  Deferred...................................    (52,800)      (25,100)(g)                           (77,900)
                                                --------     ---------         ------------        ---------
    Total income tax expense (benefit).......    (64,200)      (25,100)                  --          (89,300)
                                                --------     ---------         ------------        ---------
Net earnings (loss) applicable to common
  shareholders...............................   $(98,700)    $ (98,200)        $         --        $(196,900)
                                                ========     =========         ============        =========
Net earnings (loss) per average common share
  outstanding:
  Basic......................................   $  (0.96)                                          $   (1.92)
                                                ========                                           =========
  Diluted....................................   $  (0.96)                                          $   (1.92)
                                                ========                                           =========
  Weighted average common shares
    outstanding--basic.......................    102,600                                             102,600
                                                ========                                           =========

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   MARCH 31, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4.  SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES (CONTINUED)
           UNAUDITED RESTATED SANTA FE SNYDER STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                  SANTA FE
                                                              SANTA FE                                             SNYDER
                                                               SNYDER     RESTATEMENT          RECLASS-          HISTORICAL
                                                             HISTORICAL   ADJUSTMENTS         IFICATIONS          RESTATED
                                                             ----------   -----------    ---------------------   ----------
REVENUES:
  Oil sales................................................   $344,800                                            $344,800
  Gas sales................................................    138,100                                             138,100
  NGL sales................................................     10,900                                              10,900
  Crude oil purchased......................................     20,500                       $    (20,500)              --
  Other....................................................       (200)    $   (100)(c)             1,000              700
                                                              --------     --------          ------------         --------
    Total revenues.........................................    514,100         (100)              (19,500)         494,500
                                                              --------     --------          ------------         --------
COSTS AND EXPENSES:
  Lease operating expenses.................................    158,900                              6,400          165,300
  Production and other taxes...............................     21,600                             (9,800)          11,800
  Cost of crude oil purchased..............................     22,000                            (22,000)              --
  Exploration..............................................     49,100      (49,100)(c)                                 --
  Depreciation, depletion and amortization of property and
    equipment..............................................    127,800      (11,600)(c)                            116,200
  General and administrative expenses......................     28,100       (2,800)(c)             3,400           28,700
  Merger related costs.....................................         --                                                  --
  Interest expense.........................................         --                             22,700           22,700
  Reduction of carrying value of oil and gas properties....         --       16,200 (f)                             16,200
  Loss (gain) on disposition of assets.....................     (3,600)       3,600 (d)                                 --
                                                              --------     --------          ------------         --------
    Total costs and expenses...............................    403,900      (43,700)                  700          360,900
                                                              --------     --------          ------------         --------
Income (loss) from operations..............................    110,200       43,600               (20,200)         133,600
Interest income............................................      2,500                             (2,500)              --
Interest expense...........................................    (23,800)                            23,800               --
Interest capitalized.......................................      6,700       (5,600)(c)            (1,100)              --
                                                              --------     --------          ------------         --------
Income (loss) before income tax expense (benefit) and
  minority interest........................................     95,600       38,000                    --          133,600

INCOME TAX EXPENSE (BENEFIT):
  Current..................................................      8,900                                               8,900
  Deferred.................................................     27,300       27,100 (g)                             54,400
                                                              --------     --------          ------------         --------
    Total income tax expense (benefit).....................     36,200       27,100                    --           63,300
                                                              --------     --------          ------------         --------
Income (loss) before minority interest.....................     59,400       10,900                    --           70,300
  Minority interest in Monterey Resources, Inc.............     (4,700)          --                    --           (4,700)
                                                              --------     --------          ------------         --------
Net earnings (loss)........................................     54,700       10,900                    --           65,600
Preferred stock dividends..................................      3,600           --                                  3,600
Convertible preferred repurchase premium...................      8,400                                               8,400
                                                              --------     --------          ------------         --------
Net earnings (loss) applicable to common shareholders......   $ 42,700     $ 10,900          $         --         $ 53,600
                                                              ========     ========          ============         ========
Net earnings (loss) per average common share outstanding:
  Basic....................................................   $   0.43                                            $   0.54
                                                              ========                                            ========
  Diluted..................................................   $   0.43                                            $   0.53
                                                              ========                                            ========
Weighted average common shares outstanding--basic..........     98,600                                              98,600
                                                              ========                                            ========

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   MARCH 31, 2000 AND 1999, AND DECEMBER 31, 1999, 1998 AND 1997 (CONTINUED)

4.  SANTA FE SNYDER HISTORICAL AND RESTATED BALANCES (CONTINUED)
    Following are explanations of the conforming adjustments to restate Santa Fe Snyder's historical balances:

    (a) To record the cumulative effect of adjusting the historical property and equipment, deferred taxes and accumulated deficit balances, prepared using the successful efforts method, to the restated balances using the full cost method followed by Devon.

    (b) To record the cumulative effect of adjusting the historical accounts receivable and deferred revenue prepared using the "entitlements method" of accounting for natural gas imbalances, to the restated balances using the "sales method" followed by Devon. Adjustments to natural gas sales for the periods presented as a result of conforming to the sales method are immaterial and are not included in the unaudited pro forma combined statements of operations.

    (c) To capitalize under the full cost method certain costs that are expensed under the successful efforts method of accounting.

    (d) To capitalize under the full cost method gains or losses from property sales that are recognized under the successful efforts method.

    (e) To adjust the depreciation, depletion and amortization expense recognized under the successful efforts method to the restated expense recognized under the full cost method.

    (f) To adjust oil and gas property impairment expense recognized under the successful efforts method to the restated expense recognized under the full cost method.

    (g) To adjust the historical deferred income tax expense for the effects of adjustments (c) through (f).

5.  1999 ACQUISITIONS

    On May 5, 1999, Santa Fe Energy Resources, Inc. closed its merger with Snyder Oil Corporation thus forming Santa Fe Snyder. On August 17, 1999, Devon closed its merger with PennzEnergy Company. Both of these transactions were accounted for using the purchase method of accounting. Therefore, the historical statements of operations for Devon and Santa Fe Snyder for the year 1999 do not include any effects from the PennzEnergy and Snyder mergers, respectively, prior to the closing dates noted above. Devon's and Santa Fe Snyder's historical statements for the first quarter of 1999 do not include any effects of the PennzEnergy or Snyder mergers since both transactions closed subsequent to March 31, 1999. The Adjustments for Mergers columns include the effects of these two purchases as if the combined company closed the mergers as of January 1, 1999. The information is provided for illustrative purposes only.

6.  EXTRAORDINARY LOSS

    In connection with the retirement of certain debt in 1999, Santa Fe Snyder recorded a $4.2 million extraordinary loss, net of $2.3 million of taxes. The extraordinary loss represents the write-off of certain debt issue costs and prepayment penalties pertaining to the retirement of 11% Senior Subordinated Debentures, net of related tax benefits.

                                   SIGNATURES

       Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                        DEVON ENERGY CORPORATION




                                        By:  /s/ William T. Vaughn
                                             Senior Vice President - Finance


Date:  June 21, 2000